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                                   EXHIBIT 99.1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Johnstown Savings Bank, FSB

  We have audited the accompanying consolidated statements of financial condition of Johnstown Savings Bank, FSB at December 31, 1991 and 1990, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1991. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial condition of Johnstown Savings Bank, FSB at December 31, 1991 and 1990, and the consolidated results of its operation and its cash flows for each of the three years in the period ended December 31, 1991 in conformity with generally accepted accounting principles.

                                                      /s/ ERNST & YOUNG

                                                          ERNST & YOUNG

Pittsburgh, Pennsylvania
January 30, 1992